UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

FORM 8-K

Date of report (Date of earliest event reported)   October 11, 2012

FRESH HARVEST PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	000- 51390	33-1130446
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

280 Madison Avenue, Suite 1005, New York, New York (Address of principal executive offices)	10016 (Zip Code)

(917) 652-8030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1

REGISTRANT’S BUSINESS & OPERATIONS

Item 1.01

Entry into a Material Definitive Agreement

Item 1.02

Termination of a Material Definitive Agreement

On October 11, 2012, Fresh Harvest Products, Inc. (referred to herein as the “Company”, “we”, “us” and “our”), the Company, AC LaRocco, Inc., the Company’s wholly-owned subsidiary (the “Subsidiary”), ACL Foods, LLC (“Foods”), Rose & Shore, Inc. (“R&S”), entered into an agreement (the “Agreement”) pursuant to which the parties have agreed to enter into a transaction whereby (i) Foods & R&S release the Company and the Subsidiary from their respective debt obligations to Foods & R&S, including the Secured Promissory Note, the Security Agreement, the Tri-party Agreement, the Assignment and License Agreement (between the Subsidiary and R&S), the Accounts Collection “Lock Box Agreement (between the Subsidiary and R&S), and the personal guaranty of the Subsidiaries obligations to R&S executed by Michael Friedman, the Company’s President & CEO; and, (ii) Foods shall assume obligations and fees due R&S and a certain food broker for a retail client of Subsidiary’s, in consideration for the assignment to Foods of the rights, title and interest in certain intellectual property rights of Subsidiary and R&S.  Each of the parties had been or were a manufacturer (or related to manufacturer) of Subsidiary, up to the date of these Agreements, and both parties were creditors of Subsidiary.

Consulting Agreement

On October 11, 2012, the Company and Foods entered into a consulting agreement (the “Consulting Agreement”) pursuant to which the Company shall perform consulting services to Better For You Foods, LLC (“BFY”), for a fee of $50,000 upon the occurrence of a change in control, which is defined as the occurrence of any transaction that results in the affiliates of BFY no longer having direct or indirect control of at least 50% of the then voting powers of BFY.

Assignment of Property Agreement

On October 11, 2012, the Company, the Subsidiary, R&S and Foods entered into an Assignment of Intellectual Property Agreement pursuant to which the Company and the Subsidiary transferred to Foods at the Closing all of the Company’s and the Subsidiary’s right, title and interest in and to certain AC LaRocco brand properties, including without limitation all trademarks, trade names, copyrights, intellectual property rights and other related rights thereto (the “Transferred Property”).

Other than in respect of the aforesaid agreements and except as otherwise described elsewhere in this report and in previously filed reports with the Securities and Exchange Commission with respect to the relationship between the Company and any of the other parties, there is no material relationship between the Company and its affiliates and each of the parties to the aforesaid agreements.

The summary is qualified in its entirety by reference to the Secured Promissory Note, the Security Agreement, the Assignment and License Agreement (between the Subsidiary and R&S), the Accounts Collection “Lock Box Agreement (between the Subsidiary and R&S), and the personal guaranty of the Subsidiaries obligations to R&S, filed as exhibits to Form 8-K filed on April 30, 2010, incorporated herein by reference into this Item 1.01.

The foregoing descriptions of the Assignment Agreement and the Consulting Agreement does not purport to be complete and are qualified in their entirety by the full text of such documents, which are filed as Exhibits 10.1 and 10.2, respectively, previously filed with the Securities and Exchange Commission to this report or incorporated by reference into this Item 1.01.

Item 2.01

Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated by reference in this Item 2.01.

Item 3.03

Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above is incorporated by reference in this Item 3.03.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Number

Description

10.01

Assignment Agreement, dated October 11, 2012

10.02

Consulting Agreement, dated October 11, 2012

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Fresh Harvest Products, Inc.

Date: October 22, 2012	By: /s/ Michael Jordan Friedman
Michael Jordan Friedman
President, Chief Executive Officer and Chairman of the Board of Directors